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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-3 of our report dated January 29, 2002 relating to the financial statements and the financial statement schedule of Helix Technology Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2002